Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-1 No. 333-204905) as filed on June 12, 2015, and amended on September 8, 2015, September 22, 2015, October 1, 2015, and October 13, 2015,
(2) Registration Statement (Form S-8 No. 333-207949) pertaining to the 2015 Omnibus Incentive Compensation Plan,
(3) Registration Statement (Form S-8 No. 333-211490) pertaining to the 2016 Equity Incentive Plan,
(4) Registration Statement (Form S-8 No. 333-211491) pertaining to the 2016 Employee Stock Purchase Plan,
(5) Registration Statement (Form S-1 No. 333-213676) as filed on September 16, 2016,
(6) Registration Statement (Form S-3 No. 333-214507) as filed on November 8, 2016, and amended on December 1, 2016,
(7) Registration Statement (Form S-3 No. 333-218252) as filed on May 26, 2017,
(8) Registration Statement (Form S-8 No. 333-226767) pertaining to the Amended and Restated 2016 Equity Incentive Plan,
(9) Registration Statement (Form S-3 No. 333-227227) as filed on September 7, 2018, and amended on October 2, 2018,
(10) Registration Statement (Form S-3 No. 333-229283) as filed on January 17, 2019,
(11) Registration Statement (Form S-3 No. 333-233978) filed on September 27, 2019, and amended on October 18, 2019,
(12) Registration Statement (Form S-4 No. 333-235666) filed on December 20, 2019 and amended on December 30, 2019,
(13) Registration Statement (Form S-3 No. 333-238197) filed on May 12, 2020, and
(14) Registration Statement (Form S-8 No. 333-241661) pertaining to the Third Amended and Restated 2016 Equity Incentive Plan;

of our report dated March 8, 2021, with respect to the consolidated financial statements of Cerecor Inc. and subsidiaries included in this Annual Report (Form 10-K) of Cerecor Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP
Baltimore, Maryland
March 8, 2021